Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Joe Giordano, CFO & Treasurer
Phone: (574) 535-1125
E Mail: drew@drewindustries.com

DREW INDUSTRIES EXPANDS INTO MARINE FURNITURE WITH THE ACQUISITION OF SIGNATURE SEATING

Elkhart, Indiana - August 10, 2015 - Drew Industries Incorporated (NYSE: DW), a leading supplier of components for recreational vehicles (RVs) and manufactured homes, today announced that its wholly-owned subsidiary, Lippert Components, Inc. (LCI®), has acquired the business and certain assets of Roehm Marine, LLC, also known as Signature Seating (“Signature”). Signature, headquartered in Fort Wayne, Indiana, is a manufacturer of furniture solutions for fresh water boat manufacturers, primarily pontoon boats. Signature has two manufacturing facilities in Indiana, and sales of the acquired business for the twelve months ended June 2015 were approximately $16 million.
“We are excited to have the Signature business and its employees join the Lippert Components family,” said Drew’s President Scott Mereness. “LCI is the leading provider of furniture solutions for the RV towable industry, and the addition of Signature provides immediate access to the pontoon boat market. Fresh water boats, and in particular pontoon boats, are a natural extension for our furniture team. LCI’s growth in furniture solutions for RVs has largely been due to a continual commitment to innovation, design and customer service. We believe that same approach will lead to similar results in the pontoon boat industry. Beyond the marine market, we expect to utilize the Signature team to develop furniture solutions for the RV motorhome market as well.”
The purchase price was $16.0 million, which was paid at closing from borrowings under the Company’s $100 million line of credit, plus contingent consideration based on future sales. After funding this acquisition, the Company remains well-positioned to take advantage of other investment opportunities.
Rob Roehm, Chief Executive Officer of Signature, will remain with LCI to help manage the business. “Signature Seating will continue to flourish under the additional leadership of the LCI team,” said Roehm. “Our objective is to grow both our marine and motorhome furniture markets, and LCI brings the experience and the capital to accelerate the growth in our furniture business.”
Shannon Angle, a 15-year seasoned veteran of LCI’s furniture operation, under the direction of Ryan Smith, Vice President of Lippert Interiors, will lead these two new furniture markets for LCI. “Our combined furniture team is talented and innovative, as well as experienced managing growth, and we look forward to long-term success,” added Mereness. “We estimate that the market size for pontoon boat furniture is approximately $125 million, and we believe that Signature’s strong relationships in the pontoon boat markets will help accelerate our growth in this adjacent industry, which is part of our long-term plan for strategic growth. Further, we expect to leverage our purchasing, sales, distribution and administrative capabilities to improve the profitability of this business, and we expect this acquisition to be immediately accretive to Drew’s earnings.”

About Drew Industries
From 42 manufacturing facilities located throughout the United States and Canada, Drew Industries, through its wholly-owned subsidiary, Lippert Components®, supplies a broad array of components for the leading manufacturers of recreational vehicles and manufactured homes, and to a lesser extent supplies components for adjacent industries including buses; trailers used to haul boats, livestock, equipment and other cargo; pontoon boats; modular housing; and

factory-built mobile office units. Drew’s products include steel chassis; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen and other products; windows; manual, electric and hydraulic stabilizer and leveling systems; chassis components; furniture and mattresses; entry, luggage, patio and ramp doors; electric and manual entry steps; awnings and slide toppers; LED televisions and sound systems; navigation systems; wireless backup cameras; other accessories; and electronic components. Additional information about Drew and its products can be found at www.drewindustries.com.

Forward-Looking Statements
This press release contains certain “forward-looking statements” with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this press release are necessarily estimates reflecting the best judgment of the Company’s senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of raw materials and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of labor, employee benefits, employee retention, realization of efficiency improvements, the successful entry into new markets, the costs of compliance with environmental laws and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, interest rates, oil and gasoline prices, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and in the Company’s subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

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